UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2016
ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Commerce Drive (Suite 135), Cranford, New Jersey	07016
(Address of principal executive offices)	(Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 9, 2016, OTC Markets Group Inc. announced that the common stock of Enzon Pharmaceuticals, Inc. (the “Company”) has qualified to trade on the OTCQX® Best Market.

On August 9, 2016, the Company’s common stock began trading on OTCQX under the symbol “ENZN.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: August 9, 2016	By:	/s/ Andrew Rackear
Name: Andrew Rackear Title: Chief Executive Officer and Secretary